EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

Frederick’s of Hollywood Group Inc. Reports

Fiscal 2013 First Quarter Financial Results

- - -

Hollywood, CA – December 11, 2012 — Frederick’s of Hollywood Group Inc. (NYSE MKT: FOH) (“Company”) today announced the financial results for its fiscal 2013 first quarter ended October 27, 2012.

“We have been concerned that, since the recession began, customers have been conditioned for major price reductions. We experienced firsthand the difficulty of trying to move away from such promotional activity this quarter when we tested customer tolerance for significantly lower promotional activity. While we anticipated a drop in sales, we experienced a larger than anticipated decline in customer traffic at our stores and on our eCommerce site. As a result, we revised this strategy and have returned to higher levels of promotional activity,” stated Thomas Lynch, the Company’s Chairman and Chief Executive Officer. “As previously disclosed, we are now sharing some of the costs of our promotional activities with our vendors, which will help offset some of the costs of the increased promotions.”

“Over the past few months, we have launched several new product categories at our stores and on our eCommerce site, which are gaining customer awareness. Our goal for these new product lines is to expand the reach of the ‘Frederick’s of Hollywood’ brand. We believe the strength of our brand with consumers will continue to help the Company through this difficult economic period,” concluded Mr. Lynch.

Fiscal 2013 First Quarter Compared to Fiscal 2012 First Quarter:

•	Net loss applicable to common shareholders was $5.2 million, or $(0.13) per diluted share, compared to a net loss of $2.3 million, or $(0.06) per diluted share.
•	Adjusted EBITDA from continuing operations was a loss of $3.9 million compared to a loss of $1.1 million. A reconciliation of GAAP results to Adjusted EBITDA from continuing operations, a non-GAAP measurement, is provided in the accompanying table.
•	Net sales decreased 20.8% to $22.4 million from $28.4 million.
o	Comparable store sales decreased 17.0%.
o	Total store sales decreased 20.8% to $15.2 million.
o	Direct sales decreased 19.1% to $6.5 million.
o	Other revenue, consisting of shipping revenue, commissions earned on direct sell-through programs and breakage on gift cards, decreased 31.9% to $0.8 million.
•	Gross margin, as a percentage of net sales, decreased to 27.0% from 33.7%. This decrease is attributable to an increase in product and shipping promotional offers during the second half of the fiscal 2013 first quarter.
•	Selling, general and administrative expenses decreased by 12.0% to $10.1 million, or 44.9% of sales, from $11.5 million or 40.4% of sales.
•	The Company recorded a $521,000 loss on abandonment related to vacating a portion of its Hollywood corporate office and a portion of its Phoenix distribution facility.

Non-GAAP Financial Measures

For purposes of evaluating operating performance, the Company uses an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) measurement, which is computed as the net loss from continuing operations appearing on the statement of operations plus depreciation and amortization, interest, income tax provision and stock compensation expense. Adjusted EBITDA is used by management to evaluate the operating performance of the Company’s business for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.

While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance because:

•	Adjusted EBITDA excludes the effects of financing and investing activities by eliminating the effects of interest and depreciation costs; and
•	Other significant items, while periodically affecting the Company’s results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects the comparability of results.

(in thousands)	Three Months Ended
	October 27, 2012	October 29, 2011
Net loss	$(5,087)	$(2,332)
Depreciation and amortization	507	665
Interest	531	421
Income tax provision	25	17
Stock compensation expense	94	134
Adjusted EBITDA	$(3,930)	$(1,095)

Forward Looking Statement

Certain of the matters set forth in this press release are forward-looking and involve a number of risks and uncertainties. These statements are based on management’s current expectations or beliefs. Actual results may vary materially from those expressed or implied by the statements herein. Among the factors that could cause actual results to differ materially are the following: competition; business conditions and industry growth; rapidly changing consumer preferences and trends; general economic conditions; working capital needs; continued compliance with government regulations; loss of key personnel; labor practices; product development; management of growth, increases in costs of operations or inability to meet efficiency or cost reduction objectives; timing of orders and deliveries of products; risks of doing business abroad; the ability to protect our intellectual property; and the other risks that are described from time to time in the Company’s SEC reports. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About Frederick’s of Hollywood Group Inc.

Frederick’s of Hollywood Group Inc., through its subsidiaries, sells women’s intimate apparel and related products under its proprietary Frederick’s of Hollywood® brand through 119 specialty retail stores, a catalog and an online shop at http://www.fredericks.com/. With its exclusive product offerings including Seduction by Frederick’s of Hollywood and the Hollywood Exxtreme Cleavage® bra, Frederick’s of Hollywood is the Original Sex Symbol®.

Our press releases and financial reports can be accessed on our corporate website at http://www.fohgroup.com.

This release is available on the KCSA Strategic Communications Web site at http://www.kcsa.com.

CONTACT:

Frederick’s of Hollywood Group Inc.

Thomas Rende, CFO

(212) 779-8300

Investor Contacts:

Todd Fromer / Garth Russell

KCSA Strategic Communications

212-896-1215 / 212-896-1250

tfromer@kcsa.com / grussell@kcsa.com

(Tables Below)

2

FREDERICK’S OF HOLLYWOOD GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands)

	October 27,	July 28,
	2012	2012
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$418	$741
Accounts receivable	1,390	997
Merchandise inventories	13,810	12,915
Prepaid expenses and other current assets	1,575	952
Deferred income tax assets	48	48
Total current assets	17,241	15,653

PROPERTY AND EQUIPMENT, Net	6,183	6,806
INTANGIBLE ASSETS	18,259	18,259
OTHER ASSETS	986	756
TOTAL ASSETS	$42,669	$41,474

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
CURRENT LIABILITIES:
Revolving credit facility	$7,554	$7,356
Accounts payable and other accrued expenses	20,689	14,623
Total current liabilities	28,243	21,979

DEFERRED RENT AND TENANT ALLOWANCES	3,752	3,887
TERM LOAN	9,097	9,039
DEFERRED INCOME TAX LIABILITIES	7,352	7,352
TOTAL LIABILITIES	48,444	42,257
TOTAL SHAREHOLDERS’ DEFICIENCY	(5,775)	(783)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIENCY	$42,669	$41,474

3

FREDERICK’S OF HOLLYWOOD GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	October 27,	October 29,
	2012	2011

Net sales	$22,455	$28,363
Cost of goods sold, buying and occupancy	16,389	18,803
Gross profit	6,066	9,560
Selling, general and administrative expenses	10,076	11,454
Loss on abandonment	521	-
Operating loss	(4,531)	(1,894)
Interest expense, net	531	421
Loss before income tax provision	(5,062)	(2,315)
Income tax provision	25	17
Net loss	(5,087)	(2,332)
Less: Preferred stock dividends	116	-
Net loss applicable to common shareholders	$(5,203)	$(2,332)
Basic and diluted net loss per share applicable to common shareholders	$(0.13)	$(0.06)

Weighted average shares outstanding – basic and diluted	38,978	38,693

4